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                                                                    EXHIBIT 32.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


            In connection with the accompanying Quarterly Report on Form 10-Q of The A Consulting Team, Inc. for the nine months ended September 30, 2003, I, Shmuel BenTov, the principal executive officer of The A Consulting Team, Inc., hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) such Quarterly Report on Form 10-Q for the nine months ended September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) the information contained in such Quarterly Report on Form 10-Q for the nine months ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of The A Consulting Team, Inc., on a consolidated basis.

            This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q.



November 14, 2003               /s/ Shmuel BenTov
-----------------               -----------------------------------------------
Date                            Name:  Shmuel BenTov
                                Title: Chairman, Chief Executive Officer and
                                       President
















A signed original of this written statement required by ss. 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.